================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                   FORM 8-K/A


                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: December 1, 1998
                        (Date of earliest event reported)



                            ATLANTIC FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                       0-21285                 54-1809409
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

        7171 George Washington Mem. Hwy.
              Gloucester, Virginia                        23061
    (Address of Principal Executive Offices)           (Zip Code)


               Registrant's telephone number, including area code:
                                 (804) 693-0628


================================================================================

Item 2.     Acquisition or Disposition of Assets.

         On December 1, 1998, Atlantic Financial Corp., formerly known as Mid-Atlantic Community BankGroup, Inc. (the "Company"), and United Community Bankshares, Inc. ("UCB") consummated the merger of UCB with and into the Company (the "Merger") pursuant to an Agreement and Plan of Reorganization, dated as of July 8, 1998 between the Company and UCB and a related Plan of Merger. Pursuant to the Merger, each outstanding share of UCB's common stock, par value $1.00 per share ("UCB Common Stock"), other than shares as to which dissenters' rights have been duly exercised, was converted into 1.075 shares of the Company's common stock, par value $5.00 per share ("Company Common Stock"), and cash in lieu of fractional shares. In addition, all rights to acquire UCB Common Stock pursuant to stock options granted by UCB under UCB's stock option plans were converted into options for Company Common Stock.

         As a result of the Merger, The Bank of Franklin and The Bank of Sussex and Surry, the former subsidiaries of UCB, became wholly owned subsidiaries of the Company. In addition, in connection with the Merger, the Company changed its name from "Mid-Atlantic Community BankGroup, Inc." to "Atlantic Financial Corp." effective as of December 1, 1998.

         For a more detailed description of the Merger, see the Joint Proxy Statement of the Company contained in the Company's Registration Statement on Form S-4 (File No. 333-62997), dated September 4, 1998, which is incorporated herein by reference (the "Registration Statement").

         Effective December 1, 1998, shares of Company Common Stock began trading on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "AFIC." Prior to that date, shares of Company Common Stock traded on Nasdaq under the symbol "MABG."


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)    Financial Statements of Businesses Acquired.

         The following financial statements of UCB are included in this report:

         Report of Independent Auditors

         Consolidated Financial Statements

            Balance Sheets as of December 31, 1997 and 1996

            Statements of Income for the years ended  December 31, 1997 and 1996

            Statements of Stockholders'  Equity for the years ended December 31,
               1997 and 1996

            Statements  of Cash Flows for the years ended  December 31, 1997 and
               1996

         Notes to Consolidated Financial Statements


         Unaudited Consolidated Interim Financial Statements

            Balance Sheets as of September 30, 1998 and December 31, 1997

            Statement of Income for the three and nine months ended September 30, 1998 and 1997

            Statement of Cash Flows for the nine months ended September 30, 1998 and 1997

            Statement of Changes in Stockholders' Equity for the period ended September 30, 1998

         Notes to Consolidated Interim Financial Statements

                         REPORT OF INDEPENDENT AUDITORS
================================================================================

                            GOODMAN & COMPANY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
United Community Bankshares, Inc.
Franklin, Virginia


We have audited the accompanying consolidated balance sheets of United Community Bankshares, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Community Bankshares, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ Goodman & Company, L.L.P.


One Commercial Place
Norfolk, Virginia
January 30, 1998

                        UNITED COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------

                                     CONSOLIDATED BALANCE SHEETS

                                                                                           December 31,
                                                                          -----------------------------------------------
                                                                                 1997                   1996
                                                                          -------------------    -------------------
ASSETS
Cash and cash equivalents
     Cash and due from banks                                                     $ 6,361,985            $ 7,262,129
     Federal funds sold                                                           10,813,898              3,889,538
                                                                          -------------------    -------------------
        Total cash and cash equivalents                                           17,175,883             11,151,667
Securities available for sale                                                     41,855,787             46,064,158
Securities held to maturity, at amortized cost
     (Fair value approximates $9,771,869 and $10,196,586
        at December 31, 1997 and 1996)                                             9,707,815             10,325,502
                                                                          -------------------    -------------------
        Total securities                                                          51,563,602             56,389,660
Loans, net of unearned income                                                     82,555,220             78,163,083
     Less: allowance for loan losses                                               1,105,901              1,209,365
                                                                          -------------------    -------------------
        Net loans                                                                 81,449,319             76,953,718
Premises and equipment, net                                                        1,923,248              1,975,687
Accrued interest                                                                   1,663,452              1,698,586
Intangibles, net                                                                     668,211                719,037
Other assets                                                                       1,508,536                989,284
                                                                          -------------------    -------------------
        Total assets                                                           $ 155,952,251          $ 149,877,639
                                                                          ===================    ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
     Noninterest-bearing demand                                                 $ 20,827,839           $ 20,292,314
     Interest-bearing                                                            112,676,628            109,533,322
                                                                          -------------------    -------------------
        Total deposits                                                           133,504,467            129,825,636
Short-term borrowings                                                                309,108                229,207
Deferred compensation                                                                122,846                188,802
Accrued interest payable                                                             426,502                400,069
Other liabilities                                                                    557,822                254,470
                                                                          -------------------    -------------------
        Total liabilities                                                        134,920,745            130,898,184
                                                                          -------------------    -------------------
Stockholders' equity
     Preferred stock, $1.00 par value; authorized 1,000,000 shares;
        none outstanding                                                                   -                      -
     Common stock, $1.00 par value; authorized 6,000,000 shares;
        issued and outstanding 1,829,209 shares in 1997 and 1996                   1,829,209              1,829,209
     Additional paid-in capital                                                    3,059,038              3,059,038
     Retained earnings                                                            15,412,800             13,749,417
     Net unrealized gains on securities available for sale, net of taxes
        of $376,306 in 1997 and $176,082 in 1996                                     730,459                341,791
                                                                          -------------------    -------------------
        Total stockholders' equity                                                21,031,506             18,979,455
                                                                          -------------------    -------------------
        Total liabilities and stockholders' equity                             $ 155,952,251          $ 149,877,639
                                                                          ===================    ===================




The notes to the consolidated financial statements are an intregal part of this statement.

                        UNITED COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------

                                         CONSOLIDATED STATEMENTS OF INCOME

                                                                                   Years Ended December 31,
                                                                            ----------------------------------------
                                                                                  1997                  1996
                                                                            ------------------    ------------------
Interest income
     Interest and fees on loans                                                   $ 7,572,609           $ 6,925,331
     Interest on investment securities:
        Taxable                                                                     2,159,357             2,332,960
        Non-taxable                                                                   925,702               953,877
                                                                            ------------------    ------------------
                                                                                    3,085,059             3,286,837
     Interest on federal funds sold                                                   211,607               205,682
                                                                            ------------------    ------------------
        Total interest income                                                      10,869,275            10,417,850
Interest expense
     Interest on deposits                                                           4,750,375             4,706,435
     Interest on short-term borrowings                                                 58,078                42,538
                                                                            ------------------    ------------------
        Total interest expense                                                      4,808,453             4,748,973
                                                                            ------------------    ------------------
Net interest income                                                                 6,060,822             5,668,877
Provision for loan losses                                                             128,750               101,000
                                                                            ------------------    ------------------
Net interest income after provision for loan losses                                 5,932,072             5,567,877
Noninterest income
     Service charges and fees                                                         810,730               793,104
     Gain on sale of available-for-sale securities                                      3,935                12,734
     Other                                                                             49,744                71,557
                                                                            ------------------    ------------------
        Total noninterest income                                                      864,409               877,395
Noninterest expenses
     Salaries and employee benefits                                                 2,164,873             2,083,205
     Occupancy expenses                                                               283,817               264,257
     Depreciation and equipment maintenance                                           268,945               240,435
     FDIC insurance                                                                    14,762                 4,000
     Professional fees                                                                210,472               127,673
     Postage                                                                           99,487               103,403
     Merger related expenses                                                                -               189,758
     Other                                                                            830,338               913,455
                                                                            ------------------    ------------------
        Total noninterest expenses                                                  3,872,694             3,926,186
                                                                            ------------------    ------------------
Income before income taxes                                                          2,923,787             2,519,086
Income tax expense                                                                    693,349               596,181
                                                                            ------------------    ------------------
Net income                                                                        $ 2,230,438           $ 1,922,905
                                                                            ==================    ==================
Net income per share - basic and diluted                                               $ 1.22                $ 1.05


The notes to the consolidated financial statements are an intregal part of this statement.

                        UNITED COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                                    Net Unrealized
                                                             Additional                              Gain (Loss)
                                            Common            Paid-In             Retained          on Securities
                                            Stock             Capital             Earnings         Available for Sale    Total
                                       -----------------  -----------------  -------------------  -------------------- -------------
BALANCE - JANUARY 1, 1996                   $ 1,829,209        $ 3,062,580         $ 12,398,702           $ 462,778    $ 17,753,269

    Net income                                        -                  -            1,922,905                   -       1,922,905

    Cash dividends declared
       ($.31 per share)                               -                  -             (572,190)                  -        (572,190)

    Other                                             -             (3,542)                   -                   -          (3,542)

    Change in unrealized gains and
       losses on securities available
       for sale, net of tax of $62,319                -                  -                    -            (120,987)       (120,987)

                                       -----------------  -----------------  -------------------  ------------------  --------------
BALANCE - DECEMBER 31, 1996                   1,829,209          3,059,038           13,749,417             341,791      18,979,455

    Net income                                        -                  -            2,230,438                   -       2,230,438

    Cash dividends declared
       ($.31 per share)                               -                  -             (567,055)                  -        (567,055)

    Change in unrealized gains and
       losses on securities available
       for sale, net of tax of $200,224               -                  -                    -             388,668         388,668

                                       -----------------  -----------------  -------------------  ------------------  --------------
BALANCE - DECEMBER 31, 1997                 $ 1,829,209        $ 3,059,038         $ 15,412,800           $ 730,459    $ 21,031,506
                                       -----------------  -----------------  ------------------- -------------------  --------------


The notes to the consolidated financial statements are an intregal part of this statement.

                        UNITED COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   Years Ended December 31,
                                                                             -------------------------------------
                                                                                   1997                1996
                                                                             -----------------   -----------------

OPERATING ACTIVITIES:

    Net income                                                                    $ 2,230,438           1,922,905
    Adjustments to reconcile to net cash provided by operating activities:
        Provision for loan losses
                                                                                      128,750             101,000
        Depreciation and amortization
                                                                                      225,915             244,901
        Amortization of investment security premiums, net of discounts
                                                                                      (3,641)            (38,224)
        Net (gain) loss on sale of investment securities
                                                                                      (3,935)            (12,734)
        Gain on sale of premises and equipment
                                                                                        (250)                   -
        Changes in:
           Interest receivable
                                                                                       35,134            (79,982)
           Interest payable
                                                                                       26,433              16,855
           Other assets
                                                                                    (519,251)           (263,439)
           Deferred compensation and other liabilities
                                                                                       37,172            (84,631)
                                                                             -----------------   -----------------
        Net cash provided by operating activities
                                                                                    2,156,765           1,806,651
                                                                             -----------------   -----------------

INVESTING ACTIVITIES:
    Proceeds from maturities and sales of available-for-sale securities
                                                                                   11,022,921          11,751,723
    Purchases of available-for-sale securities                                    (6,215,528)         (10,812,561)
    Redemptions of held-to-maturity securities
                                                                                    1,252,000           2,634,900
    Purchases of held-to-maturity securities
                                                                                    (636,868)         (2,231,174)
    Loan originations, net of principal repayments                                (4,598,984)        (10,870,050)

    Purchases of premises and equipment
                                                                                    (148,017)           (119,028)
    Proceeds from sale of premises and equipment
                                                                                          250                   -
                                                                             -----------------   -----------------
        Net cash provided (used) by investing activities
                                                                                      675,774         (9,646,190)
                                                                             -----------------   -----------------

FINANCING ACTIVITIES:
    Net increase (decrease) in short-term borrowings
                                                                                       79,901           (106,995)
    Cash dividends paid
                                                                                    (567,055)           (572,190)
    Fractional share payout
                                                                                            -             (3,542)
    Net increase in noninterest bearing deposits
                                                                                      535,525           3,304,603
    Net increase in interest bearing deposits
                                                                                    3,143,306           2,306,814
                                                                             -----------------   -----------------
        Net cash provided by financing activities
                                                                                    3,191,677           4,928,690
                                                                             -----------------   -----------------
Increase (decrease) in cash and cash equivalents
                                                                                    6,024,216         (2,910,849)
Cash and cash equivalents at beginning of year
                                                                                   11,151,667          14,062,516
                                                                             -----------------   -----------------
Cash and cash equivalents at end of year                                       $   17,175,883      $   11,151,667
                                                                             =================   =================

Supplemental disclosures of cash flow information
 Cash paid for:
        Interest on deposits and other borrowings
                                                                               $    4,782,020      $    4,732,118
        Income taxes                                                           $      687,104      $      664,488




The notes to the consolidated financial statements are an intregal part of this statement.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
NOTE 1 -- ORGANIZATION AND BUSINESS COMBINATION
--------------------------------------------------------------------------------

On August 1, 1996, The Bank of Franklin ("BOF") and The Bank of Sussex and Surry ("BSS"), collectively referred to as the "Banks," became affiliated pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated January 25, 1996. The transaction contemplated by the Agreement created a holding company, United Community Bankshares, Inc. ("UCB"), which facilitated a share exchange transaction between UCB and each of the respective banks. The stockholders of BOF and BSS approved the Agreement at annual meetings held on June 27, 1996. After the share exchange, BOF and BSS became wholly owned subsidiaries of UCB and each shareholder of BOF and BSS became a shareholder of UCB. Under the terms of the Agreement, BOF and BSS shareholders received 4.806 and 3.0 shares, respectively, of UCB common stock for each share previously held. This resulted in the issuance of 1,829,209 share of UCB common stock. This combination was accounted for as a pooling of interests. In connection with this transaction, merger expenses totaling $189,758 were recognized in 1996. On June 30, 1996, BOF and BSS reported unaudited total assets of $82.2 million and $61.8 million, respectively, and unaudited stockholders' equity of $8.1 million and $9.7 million, respectively.

The following summarizes the separate historical results of operations for BOF and BSS for periods prior to the merger, during which time there were no intercompany transactions:


                                                          BOF                   BSS                  Combined
                                                    ----------------     ------------------     -------------------
Six months ended June 30, 1996:  (Unaudited)
  Net interest income                                 $   1,576,000        $     1,160,000         $     2,736,000
  Net income                                          $     601,000        $       403,000         $     1,004,000


The combined stockholders' equity remained relatively unchanged for December 31, 1995 to June 30, 1996. BOF stockholders' equity decreased to $8.1 million at June 30, 1996 from $8.2 million at December 31, 1995. BSS stockholders' equity increased to $9.7 million at June 30, 1996 from $9.6 million at December 31, 1995. Theses changes resulted primarily from: (1) $601,000 and $403,000 of net income for the BOF and BSS respectively during the six month period ended June 30, 1996; (2) a $495,000 and $219,000 increase in the net unrealized losses on securities available for sale, net of income taxes, for the respective banks; and (3) dividends paid of $209,000 and $107,000, for the respective banks, during the same period.

The Banks' are state-chartered commercial banks with two offices in Franklin, and offices in Wakefield, Courtland, Ivor, Newsoms, Suffolk and Surry, Virginia. The Banks' primary market area is within western Tidewater, Virginia.

The Banks' principal business consists of providing a broad range of lending and deposit services to individual and commercial customers with an emphasis on those services traditionally associated with independent community banks. These services include checking and savings accounts, certificates of deposit and charge cards. The Banks' lending activities include commercial and personal loans, lines of credit, installment loans, home improvement loans, overdraft protection and construction loans.


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------


Principles of Consolidation and Basis of Presentation
The accompanying consolidated financial statements include the accounts of United Community Bankshares, Inc. and its wholly-owned subsidiaries, The Bank of Franklin, The Bank of Sussex and Surry, and their wholly-owned subsidiaries, The Bank of Franklin Service Corporation and BSS Service Corporation, respectively. All significant intercompany accounts and transactions have been eliminated.

BOF and BSS commenced operations in 1971 and 1902, respectively. The Bank of Franklin Service Corporation and BSS Service Corporation were organized in 1996 and 1994, respectively, to facilitate investment in financial related services.

The consolidation has been prepared using the pooling of interests method of accounting. All information included in the financial statements has been combined as if the merger occurred at the earliest date presented.

Cash Equivalents
For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks, interest-bearing deposits with banks and federal funds sold. Generally, federal funds are sold for one-day periods.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
Securities
Investments in debt securities that management has the positive intent and ability to hold to maturity are classified as "held to maturity" and reflected at amortized cost. Investments that are purchased and held principally for the purpose of selling them in the near term are classified as "trading securities" and reflected at fair value, with unrealized gains and losses included in earnings. Neither UCB nor the Banks and their subsidiaries maintain securities classified as trading. Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available for sale. Available-for-sale securities are carried at fair value with any adjustments to fair value, after tax, reported as a separate component of shareholders' equity. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary, if any, are included in earnings as realized losses.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity on held-to-maturity and available-for-sale securities. Other-than-temporary declines in the fair market value of individual held-to-maturity and available-for-sale securities result in write-downs of the individual securities to fair market value. Gains and losses are determined using the specific-identification method.

In December of 1995, pursuant to a special report issued by the Financial Accounting Standards Board ("FASB") regarding the application of FASB Statement No. 115, Accounting for Certain Investments In Debt and Equity Securities, the Banks reassessed their intent with respect to their securities portfolios. As a result, held-to-maturity securities, with an amortized cost basis of $25,210,316 and unrealized gains and losses of $231,048 and $297,105, respectively, were transferred to the available-for-sale category.


Loans
Loans are reported at their principal outstanding balance net of charge-offs, unearned income, and unamortized premiums or discounts, if any, on purchased loans. Interest income is generally recognized when income is earned using the interest method.


Allowance for Loan Losses
The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of impaired loans, if applicable, are included in the provision for loan losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

The Banks periodically evaluate the adequacy of the allowance for loan losses in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance is based on a review of the Banks' historical loss experience, known and inherent risks in the loan portfolio, including adverse circumstances that may affect the ability of the borrower to repay interest and/or principal, the estimated value of collateral, and an analysis of the levels and trends of delinquencies, and charge-offs. Such factors as the level and trend of interest rates and the condition of the national and local economies are also considered. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowance for losses on loans. Such agencies may require the Banks to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

A loan is considered impaired, based on current information and events, if it is probable that the Banks will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral.


Income Recognition on Impaired and Nonaccrual Loans

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful, or is partially charged off, the loan is generally classified as

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual, if repayment in full of principal and/or interest is in doubt.

Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.


Other Real Estate Owned
Other real estate owned is comprised of real estate and other assets acquired through foreclosure, acceptance of a deed in lieu of foreclosure, or loans in which the Banks receive physical possession of the debtor's assets. Other real estate owned is carried at the lower of the recorded investment in the loan or the fair value less estimated costs to sell. Upon transfer of a loan to foreclosed status, the fair value of the property is assessed and any excess of the loan balance over fair value is charged against the allowance for loan losses. Revenues and expenses related to the property, and subsequent adjustments to fair value less estimated costs to sell are classified as an expense for other real estate owned.


Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation. For financial reporting purposes, assets are depreciated over their estimated useful lives using the straight-line and accelerated methods. For income tax purposes, the accelerated cost recovery system and the modified accelerated cost recovery system are used. Net gains and losses on disposal or retirement of premises and equipment are included in other income.


Intangible Assets

Intangible assets relate to the purchase of a branch by BOF in 1995 and are amortized over fifteen years using the straight-line method.


Income Taxes
Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, deferred compensation, and accumulated depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.


Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Banks have entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, standby letters of credit, and financial guarantees written. Such financial instruments are recorded in the financial statements when they become payable.


Earnings Per Common Share
The company adopted FASB Statement No. 128, Earnings per Share, on December 31, 1997. This Statement established standards for computing and presenting earnings per share ("EPS"). This Statement supersedes standards previously set in APB Opinion No. 15, Earnings per Share. The Statement requires dual presentation of basic and diluted EPS on the face of the income statement, and it requires a reconciliation of the numerator and denominator of the basic EPS with the numerator and denominator of the diluted EPS computation.

Basis EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

This statement is effective for financial statements issued for periods ending after December 15, 1997. In accordance with the requirements of the Statement, all prior period EPS data has been restated to reflect the change in accounting requirements.


Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions and other factors.


Reclassifications
Certain reclassifications have been made to prior year financial statements to conform them to the current year's presentation.


NOTE 3 -- SECURITIES
--------------------------------------------------------------------------------

Securities at December 31, 1997 and 1996 are as follows:

                                                                        Gross            Gross
                                                    Amortized         Unrealized       Unrealized
                                                      Cost              Gains            Losses          Fair Value
                                                 ----------------   ---------------  ---------------   ----------------
Securities available for sale
    December 31, 1997
        U.S. Government and federal agencies        $ 17,201,900      $    115,511     $    145,713       $ 17,171,698
        State and local governments                   17,665,622           372,226            9,648         18,028,200

        Corporate debt securities                      3,780,313            29,070            2,778          3,806,605
       Mortgage-backed securities                      2,035,435             6,679            6,020          2,036,094
        Collateralized mortgage obligations               56,942                 -                3             56,939
        Equity securities                                 10,006           746,245                -            756,251
                                                 ----------------   ---------------  ---------------   ----------------
                                                    $ 40,750,218       $ 1,269,731     $    164,162       $ 41,855,787
                                                -----------------   ---------------  ---------------   ----------------

                                                                        Gross            Gross
                                                    Amortized         Unrealized       Unrealized
                                                      Cost              Gains            Losses          Fair Value
                                                 ----------------   ---------------  ---------------   ----------------
Securities available for sale
    December 31, 1996
        U.S. Government and federal agencies        $ 22,579,494       $    18,954     $    186,890       $ 22,411,558
        State and local governments                   17,078,633           182,000            4,585         17,256,048
        Corporate debt securities                      4,127,697             4,875                -          4,132,572
        Mortgage-backed securities                     1,634,498                 -           15,569          1,618,929
        Collateralized mortgage obligations              115,957                 -              246            115,711
        Equity securities                                 10,006           519,334                -            529,340

                                                 ----------------   ---------------  ---------------   ----------------
                                                    $ 45,546,285      $    725,163     $    207,290       $ 46,064,158

                                                -----------------   ---------------  ---------------   ----------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================






                                                                        Gross            Gross
                                                    Amortized         Unrealized       Unrealized
                                                      Cost              Gains            Losses          Fair Value
                                                 ----------------   ---------------  ---------------   ----------------
Securities Held to Maturity
    December 31, 1997
        U.S. federal agencies                      $   4,728,786      $          -      $    26,351      $   4,702,435
        State and local governments                    4,770,477            91,258            1,046          4,860,689
        Other                                            208,552               208               15            208,745
                                                 ----------------   ---------------  ---------------   ----------------
                                                   $   9,707,815      $     91,466      $    27,412      $   9,771,869
                                                 ================   ===============  ===============   ================

                                                                        Gross            Gross
                                                    Amortized         Unrealized       Unrealized
                                                      Cost              Gains            Losses          Fair Value
                                                 ----------------   ---------------  ---------------   ----------------
Securities Held to Maturity
    December 31, 1996
        U.S. federal agencies                      $   5,428,101      $         -       $  86,316        $   5,341,785
        State and local governments                    4,797,401                -          42,520            4,754,881
        Equity securities                                100,000                -              80               99,920
                                                 ----------------   ---------------    -----------       -------------
                                                    $ 10,325,502      $         -       $ 128,916        $  10,196,586
                                                 ---------------    -----------------  -----------       -------------

The amortized cost and fair value of securities by maturity date at December 31, 1997 are as follows:



                                          Securities held to maturity                 Securities available for sale
                                        ------------------------------------        ------------------------------------
                                           Amortized              Fair                 Amortized              Fair
                                              Cost               Value                    Cost               Value
                                        ----------------    ----------------        ----------------    ----------------
 Due in one year or less                $     1,499,558      $    1,496,859         $  4,658,505          $   4,660,993
 Due from one to five years                   4,432,344           4,441,152           19,240,964             19,284,185
 Due from five to ten years                   2,885,160           2,928,427           14,820,236             15,103,524
 Due after ten years                            890,753             905,431            2,020,507              2,050,834
                                        ----------------    ----------------        ----------------    ----------------
                                              9,707,815           9,771,869           40,740,212             41,099,536
 Equity securities                                    -                   -               10,006                756,251
                                        ----------------    ----------------        ----------------    ----------------
 Total                                   $    9,707,815      $    9,771,869         $  40,750,218         $  41,855,787
                                        ----------------    ----------------        ----------------    ----------------







At  December  31,  1997  and  1996,  approximately  $8,331,000  and  $6,374,000, respectively, of securities were pledged to secure deposits of the U.S. Government or the Commonwealth of Virginia. In addition, as of December 31, 1997 and 1996, approximately $983,000 and $966,000, respectively, of securities were pledged to secure two repurchase agreements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
Gross realized gains and gross realized losses on available for sale securities were:



                                                     December 31,
                                          ----------------------------------
                                               1997               1996
                                          ---------------    ---------------
 Gross realized gains:
     U.S. government agencies                    $ 3,320           $ 21,379
     State and local governments                  15,570              3,753
     Corporate debt securities                         -              4,421
     Mortgage backed securities                    1,345                  -
     Equity securities                             1,980                  -
                                          ---------------    ---------------
                                                $ 22,215           $ 29,553
                                          ---------------    ---------------

 Gross realized losses:
     U.S. government agencies                   $ 17,805            $ 1,750
     State and local governments                       -              2,698
     Mortgage backed securities                      475             12,371
                                          ---------------    ---------------
                                                $ 18,280           $ 16,819
                                          ---------------    ---------------
 Net realized gains (losses)                     $ 3,935           $ 12,734
                                          ---------------    ---------------



NOTE 4 -- LOANS
--------------------------------------------------------------------------------

Loans consist of the following:

                                                         December 31,
                                                  ---------------------------
                                                     1997           1996
                                                  -----------    ------------
                                                    (Dollars in thousands)
 Commercial                                         $ 16,257        $ 14,273
 Agricultural                                          7,045           6,437
 Real estate construction                              2,537           2,304
 Real estate mortgage:
      Residential (1-4 family)                        20,758          20,868

      Home equity lines                                2,260           2,117
      Commercial                                      17,098          14,164

      Agricultural                                     2,485           2,894
                                                  -----------    ------------
         Real estate subtotal                         45,138          42,347
                                                  -----------    ------------
 Loans to individuals:
      Consumer and installment loans                  13,842          14,881

      Credit card and related plans                      329             277
                                                  -----------    ------------
         Loans to individuals subtotal                14,171          15,158
                                                  -----------    ------------
         Total gross loans                            82,611         78,215

 Less:
         Allowance for loan losses                     1,106           1,209
         Deferred loan fees                               56              52
                                                  -----------    ------------
         Total net loans                            $ 81,449        $ 76,954
                                                  -----------    ------------



Loans on which the accrual of interest has been discontinued amount to $180,181 and $182,060 at December 31, 1997 and 1996, respectively. Impaired loans at December 31, 1997 and 1996 were not significant.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
A summary of the activity in the allowance for loan losses account is as follows:



                                              Year Ended December 31,
                                       ---------------------------------------
                                             1997                 1996
                                       -----------------    ------------------
Balance, beginning of year              $     1,209,365        $    1,250,474
Provisions charged to operations                128,750               101,000
Loans charged-off                              (333,099)             (254,546)
Recoveries                                      100,885               112,437
                                       -----------------    ------------------
Balance, end of year                    $     1,105,901        $    1,209,365
                                       -----------------    ------------------



NOTE 5 -- PREMISES AND EQUIPMENT
--------------------------------------------------------------------------------

Premises and equipment consist of the following:




                                                            December 31,
                                                 ------------------------------------
                                                      1997                1996
                                                 ---------------    -----------------
Land                                               $    393,238       $  393,238
Buildings and improvements                            1,962,308        1,951,271
Leasehold improvements                                  104,066          100,515
Equipment, furniture and fixtures                     2,153,864        2,022,125
                                                 ---------------    -----------------
                                                      4,613,476        4,467,149
Less accumulated depreciation                         2,690,228        2,491,462
                                                 ---------------    -----------------

Premises and equipment, net                         $ 1,923,248       $1,975,687
                                                 ===============    =================






Depreciation charged to operating expense for the years ended December 31, 1997 and 1996 was $209,349 and $204,397, respectively.



NOTE 6 -- DEPOSITS
--------------------------------------------------------------------------------

Interest-bearing deposits consist of the following:


                                                                December 31,
                                              -------------------------------------------------
                                                      1997                      1996
                                              ---------------------    ------------------------

NOW accounts                                    $       17,574,538         $        17,368,673
Money market accounts                                   19,364,840                  20,553,509
Savings accounts                                        11,975,470                  11,629,507
Certificates of deposit $100,000 and over               11,959,660                  10,224,208
Other time deposits                                     51,802,120                  49,757,425
                                               -------------------     -----------------------

Total interest-bearing deposits                 $      112,676,628         $       109,533,322
                                               --------------------    ------------------------


At December 31, 1997, the scheduled maturities of time deposits with remaining maturities in excess of one year are as follows:

                             (Dollars in Thousands)

               Year Maturing                 Amount
               -------------                 ------
                    1999                     $9,015
                    2000                      5,163
                    2001                      1,368
                    2002                      2,772
                    2003 and thereafter           6

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

The following table summarizes the maturities of certificates of deposit with a minimum denomination of $100,000.

                             (Dollars in Thousands)

                              Within      Three     Six to     Over
                              Three       to Six    Twelve     Twelve
                              Months      Months    Months     Months   Total
                              ------      ------    ------     ------   -----

     At December 31, 1997     $ 3,222     $2,123    $3,755     $ 2,860   $11,960



NOTE 7 -- STOCKHOLDERS' EQUITY AND REGULATORY MATTERS
--------------------------------------------------------------------------------

The Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Banks' financial statement. Under capital adequacy guidelines and regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997 that the Banks meet all capital adequacy requirements to which they are subject.

As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized both Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage rations as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions' categories.

The Banks' actual capital amounts and ratios are also presented in the table.






                                                                                      For Capital
                                                         Actual                    Adequacy Purposes
                                                 ------------------------    -------------------------------
                                                   Amount       Ratio            Amount           Ratio
                                                 ------------ -----------    ----------------  -------------
As of December 31, 1997:                                            (Dollars in Thousands)
     Total Capital (to Risk Weighted Assets):
        Consolidated                                $ 20,457     21.11%       >/=$7,752        >/=8.00%
        The Bank of Franklin                        $  9,761     16.71%       >/=$4,674        >/=8.00%
        The Bank of Sussex and Surry                $ 10,696     27.80%       >/=$3,078        >/=8.00%


     Tier I Capital (to Risk Weighted Assets):
        Consolidated                                $ 19,351     19.97%       >/=$3,876        >/=4.00%
        The Bank of Franklin                        $  9,081     15.54%       >/=$2,337        >/=4.00%
        The Bank of Sussex and Surry                $ 10,270     26.69%       >/=$1,539        >/=4.00%


     Tier I Capital (to Average Assets):
        Consolidated                                $ 19,351     12.69%       >/=$6,101        >/=4.00%
        The Bank of Franklin                        $  9,081     10.35%       >/=$3,508        >/=4.00%
        The Bank of Sussex and Surry                $ 10,270     15.84%       >/=$2,593        >/=4.00%


                                                                                 To Be Well
                                                                              Capitalized Under
                                                                              Prompt Corrective
                                                                              Action Provisions
                                                                      ----------------------------------
                                                                           Amount            Ratio
                                                                      -----------------  ---------------

     Total Capital (to Risk Weighted Assets):
        Consolidated                                                    >/= $  N/A
        The Bank of Franklin                                            >/= $ 5,843       >/=10.00%
        The Bank of Sussex and Surry                                    >/= $ 3,848       >/=10.00%


     Tier I Capital (to Risk Weighted Assets):
        Consolidated                                                    >/= $  N/A
        The Bank of Franklin                                            >/= $3,506        >/=6.00%
        The Bank of Sussex and Surry                                    >/= $2,309        >/=6.00%


     Tier I Capital (to Average Assets):
        Consolidated                                                    >/= $  N/A
        The Bank of Franklin                                            >/= $4,385         >/=5.00%
        The Bank of Sussex and Surry                                    >/= $3,241         >/=5.00%



               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
==========================================================================

NOTE 8 -- INCOME TAXES
--------------------------------------------------------------------------

The principal components of income tax expense are as follows:





                                                Year Ended December 31,
                                               --------------------------
                                                  1997           1996
                                               ------------   -----------
 Federal income tax expense - current          $  652,648    $   639,110
 Deferred federal income tax expense (benefit)
 related to temporary differences in reporting     40,701        (42,929)
                                               ------------    -----------
 Income tax expense                            $  693,349    $   596,181
                                               -------------   -----------

Differences between income tax expense calculated at the statutory rate and that shown in the statements of income are summarized as follows:




                                                           Year Ended December 31,
                                                          --------------------------------
                                                              1997              1996
                                                          --------------    --------------
 Federal income tax expense at statutory rate               $   994,088       $   856,489
 Tax effect of:
      Tax exempt interest                                     (309,931)         (320,227)
      Merger fees                                                    -             64,518
      Other                                                       9,192           (4,599)
                                                          --------------    --------------
 Income tax expense                                         $   693,349       $   596,181
                                                          --------------    --------------



The Banks have the following deferred tax assets and liabilities:



                                                                      December 31,
                                                           ---------------------------------
                                                                1997              1996
                                                           ---------------   ---------------
 Deferred tax assets:
      Deferred compensation                                  $     41,768      $     64,194
      Accrued employee benefits                                     3,039             5,085
      Interest on nonaccrual loans                                 15,835            29,427
                                                           ---------------   ---------------
         Total deferred tax asset                                  60,642            98,706
                                                           ---------------   ---------------

 Deferred tax liabilities:
      Premises and equipment                                       30,212            38,226
      Allowance for loan losses                                    96,151            89,411
      Net unrealized gains on available-for-sale                  376,300           176,082
     securities
      Discount accretion on sale of securities                     16,675            10,901
      Deferred fees                                                 5,430             7,954
      Pension expense                                                 661                 -
                                                           ---------------   ---------------
         Total deferred tax liabilities                           525,429           322,574
                                                           ---------------   ---------------
 Net deferred tax liability                                   $   464,787       $   223,868
                                                           ===============   ===============






NOTE 9 -- RETIREMENT PLANS
--------------------------------------------------------------------------------


United Community Bankshares
Effective January 1, 1998, the Company adopted a defined contribution plan with 401(K) features, which covers substantially all employees of the Company and its subsidiary Banks who have completed one year of service. Vesting in the plan begins with the second year of participation and increases annually by 20% until full vesting occurs after six years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

Employees may contribute up to 15% of their salaries, and the Company matches 50% of the first 6% of employee contributions. Additional contributions can be made by the Company at the discretion of the Board of Directors. Prior to the formation of this plan, each of the Company's subsidiary Banks had qualified retirement plans for the future benefit of their employees. All of these plans were terminated on December 31, 1997. The details of each Bank's plan are detailed below.


The Bank of Franklin
The Bank had a profit-sharing plan for all eligible officers and employees. Requirements for eligibility to participate include reaching the age of 21 and one year of service. Vesting in the plan began in the second year of participation and increased annually by 20% until fully vested after six years. Employer contributions were determined annually and calculated based on the participant's annual compensation. The amounts contributed to the plan were $31,250 and $28,000 for 1997 and 1996, respectively.


The Bank of Sussex and Surry
The Bank sponsored a non-contributory defined benefit plan for all employees. Pension benefits vested after five years of service and are based on year of service and average final salary. The Bank's funding policy was to make the minimal annual contribution that was required by applicable regulation, plus such amounts as the Bank determined was appropriate from time to time.

The amount charged to expense for the Bank's pension plan totaled $59,363 and $59,792 for the years ended December 31, 1997 and 1996, respectively. The components of the pension cost charged to expense consisted of the following:



                                                                              1997              1996
                                                                          --------------    --------------
Service cost                                                               $  50,276        $   50,276
Interest cost on projected benefit obligation                                 42,845            42,845
Expected return on plan assets                                              (35,564)          (35,564)
Net amortization and deferral                                                  1,806             2,235
                                                                          ----------        -----------
                                                                           $  59,363        $   59,792
                                                                          ----------        -----------



The following table sets forth the plan's funded status, as of the most recent actuarial valuation date, October 1, 1997, and the amount recognized in the Bank's consolidated financial statements as of December 31:

                                                                              1997              1996
                                                                          --------------    --------------
Actuarial present value of benefit obligations:
   Vested benefits                                                          $   524,491       $   419,584
                                                                          ==============    ==============

   Accumulated benefits                                                     $   536,180       $   425,327
                                                                          ==============    ==============

Projected benefit obligation                                                $ (803,401)       $ (614,540)
Plan assets at fair value                                                       688,614           510,525
                                                                          --------------    --------------
Projected benefit obligation in excess of plan assets                         (114,787)         (104,015)
Unrecognized prior service costs                                               (57,402)          (60,990)
Unrecognized net loss                                                            27,958            14,951
Remaining unrecognized net obligation from the beginning of the year             84,326            89,720
                                                                          --------------    --------------
Liability on the balance sheet                                             $   (59,905)      $   (60,334)
                                                                          --------------    --------------



The weighted-average discount rate used in determining the actuarial present value of the benefit obligations was 7% at December 31, 1997 and 1996. The expected long-term rate of return on plan assets was 7% at December 31, 1997 and 1996. The rate of increase in future compensation levels used in determining the actuarial present value of the benefit obligations was 6% at December 31, 1997 and 1996.

Plan assets at December 31, 1997 consist of an investment in a stock mutual fund, and in money market, equity, fixed income and balanced funds offered by the Virginia Bankers Association Pension Investment Program.

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

=============================================================================

NOTE 10 -- FEDERAL FUNDS PURCHASED, SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE AND OTHER BORROWED FUNDS
--------------------------------------------------------------------------------
Federal funds purchased and securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Other borrowed funds consist of term federal funds purchased and advances from the Federal Home Loan Bank ("FHLB") of Atlanta and generally are repaid within one to 120 days from the transaction date.

Information concerning securities sold under agreements to repurchase and FHLB advances is summarized as follows:

                                                  1997            1996
                                                  -----           ----

Securities Sold Under Agreements to Repurchase:
     Average balance during the year             $ 308,777      $ 376,564
     Average interest rate during the year            4.17%          4.23%
     Maximum month end balance during the year   $ 554,656      $ 750,678

Federal Home Loan Bank Advances:
     Average balance during the year            $  225,753     $  372,951
     Average interest rate during the year            5.78%          5.71%
     Maximum month end balance during the year  $2,500,000     $1,500,000

Federal Funds Purchased:
     Average balance during the year            $  560,413     $  109,888
     Average interest rate during the year            5.73%          4.81%
     Maximum month end balance during the year  $1,748,000     $1,469,000


NOTE 11 -- COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

BOF leases one of its branches with an operating lease. The lease term is for one year and expires in February 1998, with an option to extend the lease for one twelve month period. The minimum lease payments for 1998 are $12,000. Total lease expense was $12,000 for 1997 and 1996.

BOF is a member of the Federal Home Loan Bank ("FHLB") of Atlanta. As such, the Bank may borrow funds based on criteria established by the FHLB. As of December 31, 1997, BOF could borrow approximately $6,500,000, if collateral acceptable to the FHLB was provided. In addition, federal funds arrangements with other institutions provide an additional $9,277,000 of short-term borrowing capacity. The Bank had not drawn on these lines of credit at December 31, 1997.

BSS became a member of the FHLB in 1997. As of December 31, 1997, the Bank could borrow approximately $6,500,000, if collateral acceptable to the FHLB was provided. In addition, BSS has federal funds arrangements with two institutions which provide $6,000,000 of short-term borrowing capacity. At December 31, 1997, BSS did not have an outstanding balance on these lines of credit.

The Banks are subject to claims and lawsuits that arise primarily in the ordinary course of business. Based on information presently available and advice received from legal counsel representing the Banks in connection with such claims and lawsuits, it is the opinion of management that only one such lawsuit could have a material adverse effect on the financial position of the Banks. This suit is described below. The only other litigation in which UCB and its subsidiaries, BOF and BSS, are involved are collection suits involving delinquent loan accounts.

Fidelity National Title Insurance Company of New York, successor by merger to Security Title and Guaranty Company (the "Title Company"), filed suit against the Bank of Sussex and Surry in November, 1997. The Title Company issued a title insurance policy in favor of the BSS (the "Title Policy") insuring that the Bank had a first priority deed of trust lien on a one-quarter interest in certain real property located in Isle of Wight County, Virginia (the "Isle of Wight Property"). The Circuit Court for Isle of Wight entered a Final Decree on March 6, 1996 that Farmers Bank, Windsor had a first priority deed of trust lien on that one-quarter interest in the Isle of Wight Property and that BSS had a second priority deed of trust lien on that same one-quarter interest.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

         The Title Company seeks the following relief: (i) a declaratory judgment that the first priority deed of trust lien in favor of Farmers Bank, Windsor on the one-quarter interest Isle of Wight Property be excluded from coverage under the Title Policy, (ii) that the Title Policy be reformed to exclude the Farmers Bank, Windsor deed of trust from coverage under the Title Policy and (iii) that the Title Company be reimbursed for its costs and attorneys' fees.

BSS intends to vigorously defend this suit. At this time, the Bank's legal counsel is unable to express any view as to the possible outcome of this matter. Counsel notes, however, that if this matter is resolved in a manner adverse to the interests of the Bank, the amount of any loss that will be sustained by BSS will not be more than the approximately $75,000 expended by the Title Company for costs and attorneys' fees.



NOTE 12 -- RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

The Banks have loan and deposit transactions with its officers and directors, and with companies in which the officers and directors have a financial interest. Related party deposits amounted to approximately $4,002,000 and $4,956,000 at December 31, 1997 and 1996, respectively. A summary of related party loan activity during 1997 is as follows:



Balance, December 31, 1996                               $    1,534,918
Originations - 1997                                           1,461,723
Repayments - 1997                                             (744,037)
Net change due to changes in Board membership                  (23,072)
                                                       -----------------
Balance, December 31, 1997                               $    2,229,532
                                                       =================


In the opinion of management, such loans are made in the ordinary course of business at normal credit terms, including interest rate and collateral requirements, and do not represent more than normal credit risk. Commitments to extend credit to related parties amounted to $597,919 and $910,416 at December 31, 1997 and 1996, respectively.

In the ordinary course of business, the Banks have engaged in certain transactions with different directors' firms to provide legal, insurance and real estate brokerage services.



NOTE 13 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND OTHER DERIVATIVE FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK
--------------------------------------------------------------------------------

The Banks are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, commercial and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the Banks' involvement in particular classes of financial instruments.

The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, commercial and standby letters of credit, is represented by the contractual notional amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The  following  table   summarizes  the  Banks'   off-balance   sheet  financial
instruments as of December 31, 1997 and 1996. The Banks do not use these financial instruments for trading purposes.



                                                                              Contract or Notional Amount
                                                                        --------------------------------
                                                                            1997              1996
                                                                        --------------    --------------
                                                                            (Dollars in Thousands)
 Financial instruments whose contract amounts represent
   credit risk:
 Commitments to extend credit:
         Commercial                                                      $      7,068        $   10,071
         Commercial real estate, construction and land development              2,603             1,512
         Residential real estate                                                1,414             1,253
         Consumer                                                               1,047               976
                                                                        --------------    --------------
                                                                         $     12,132        $   13,812
                                                                        --------------    --------------
      Standby letters of credit                                          $        133        $      165
      Commercial and similar letters of credit                           $        750        $      975



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

Loan commitments, standby letters of credit and guarantees written have off-balance sheet credit risk because only origination fees and accruals for probable losses, if any, are recognized in the statement of financial position, until the commitments are fulfilled or the standby letters of credit or guarantees expire. Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that, in accordance with the requirements of FASB Statement No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISKS, collateral or other security is of no value. The Banks' policy is to require customers to provide collateral prior to the disbursement of approved loans. For retail loans, the Banks usually retain a security interest in the property or products financed, which provides repossession rights in the event of default by the customer. For business loans and financial guarantees, collateral is usually in the form of inventory or marketable securities (held in trust) or property (notations on title).


Commitments to Extend Credit
Commitments to extend credit are arrangements to lend to a customer, as long as there is no violation of any condition established in the contract, and includes unutilized credit card lines. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The majority of commitments to extend credit have terms up to one year, and contracted interest rates in the range from 7.50% to 11.50%, except for consumer loans. Of the total commitments and letters of credit, approximately $2.9 million had fixed rates of interest and $10.1 million had variable interest rates. Management evaluates each customer's creditworthiness in determining the amount of collateral to obtain. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and real estate.


Standby Letters of Credit and Financial Guarantees Written
Standby letters of credit and financial guarantees written are conditional commitments issued by the Banks to guarantee the performance of customers to third parties. Those guarantees are primarily issued to support the financing needs of the Banks' commercial customers, and are short-term in nature. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Banks hold marketable securities as collateral supporting those commitments for which collateral is deemed necessary.


Concentration of Credit Risk
Concentrations of credit risk (whether on or off balance sheet) arising from financial instruments exist in relation to certain groups of customers. A group concentration arises when a number of counterparties have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Banks do not have significant exposure to any individual customer or counterparty. The major concentrations of credit risk for the Banks arise by customer loan type in relation to loans and credit commitments, as shown in the table above. A geographic concentration arises because the Banks operate primarily in western Tidewater, Virginia.

The credit risk amounts represent the maximum accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted and any collateral or security proved to be of no value. The Banks have experienced little difficulty in accessing collateral when required. The amounts of credit risk shown, therefore, greatly exceed expected losses, which are included in the allowance for loan losses.



NOTE 14 -- FAIR VALUE OF FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

FASB 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS ("FASB 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to individual markets and, in many cases, could not be realized in immediate settlement. FASB 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

The following methods and assumptions were used by the Banks in estimating the fair value for the consolidated financial statements as required by FASB 107:

     Cash and due from banks: The carrying amount approximates fair value.

     Federal funds sold: For federal funds sold, the carrying amount approximates fair value.

     Investment securities: Fair values for securities are based on published market prices, if available. For unquoted securities, the fair value is estimated by the Banks on the basis of financial and other information.

     Loans: For loans with short-term and variable rate characteristics, the total receivables outstanding approximate fair value. This amount excludes any value related to account relationships. The fair value of other types of loans is estimated by discounting future cash flows, using the contractual rates in effect for such loans at the reporting date and adjusting for credit risk and operating costs.

     Interest receivable and Interest payable: The carrying amount approximates fair value.

     Non-interest-bearing deposits: The fair value of these instruments is the amount payable on demand at the reporting date.

     Interest-bearing deposits: The fair value of demand deposits, saving accounts and money market deposits with no defined maturity is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated by discounting the future cash flows using the current rates at which similar deposits would be made. This amount excludes any value related to account relationships.

     Commitments to extend credit and standby and commercial  letters of credit:
     It is not practicable to separately estimate the fair values for off-balance-sheet credit commitments, including standby letters of credit, and guarantees written, due to the lack of cost-effective and reliable measurement methods for these instruments.

The estimated fair values of the Banks' financial instruments required to be disclosed under FASB 107 at December 31, 1997 are as follows:

                                                                1997                   1996
                                                    ----------------------------  --------------------------

                                                       Carrying        Fair           Carrying        Fair
                                                         Value         Value            Value         Value
                                                    -------------  -------------  -------------  -----------
                                                    (Dollars in thousands)
     Assets
          Cash and due from banks                      $   6,362     $   6,362      $   7,262      $   7,262
          Federal funds sold                              10,814        10,814          3,890          3,890
          Investment securities                           51,564        51,628         56,390         56,261
          Loans                                           81,449        81,457         76,954         77,789

          Interest receivable                              1,663         1,663          1,699          1,699
                                                       ---------    ----------      ---------      ---------
                                                       $ 151,852     $ 151,924      $ 146,195      $ 146,901
                                                       =========    ==========      =========      =========

     Liabilities
          Non-interest bearing deposits                $  20,829     $  20,829      $  20,292      $  20,292
          Interest bearing deposits                      112,677       111,735        109,533        109,794
          Short-term borrowings                              309           309            229            229

          Interest payable                                   427           427            399            399
                                                       ---------     ---------      ---------      ---------
                                                       $ 134,242     $ 133,300      $ 130,453      $ 130,714
                                                       =========     =========      =========      =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
==============================================================================


NOTE 15 - EARNINGS PER SHARE RECONCILIATION

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations.

                                                                        1997             1996
                                                                    -----------      -----------
     Net income (Numerator, Basic and Diluted)                      $ 2,230,438      $ 1,922,905

     Weighted-average shares outstanding (Denominator)                1,829,209        1,829,209
                                                                    -----------      -----------
          Basic net income per share                                $      1.22      $      1.05
                                                                    ===========      ===========
     Effect of dilutive securities:

     Weighted-average shares outstanding                              1,829,209        1,829,209
     Effect of stock options                                              4,407                -
                                                                    -----------      -----------
     Diluted average shares outstanding (Denominator)                 1,833,616        1,829,209
                                                                    -----------      -----------
          Diluted net income per share                              $      1.22      $      1.05
                                                                    ===========      ===========


NOTE 16 - CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following condensed financial statements for UCB should be read in conjunction with the consolidated financial statements and notes thereto.

                                  CONDENSED STATEMENT TO FINANCIAL CONDITION

                                                                             December 31,
                                                                    ----------------------------
                                                                        1997             1996
                                                                    -----------      -----------
     ASSETS
          Cash                                                      $    33,587      $       509
          Premises and equipment, net                                    63,115                -
          Equity in net assets of the Banks                          20,749,007       18,990,510
          Other assets                                                  185,797                -
                                                                    -----------      -----------
                                                                    $21,031,506      $18,991,019
                                                                    ===========      ===========

     LIABILITIES                                                    $         -      $       509
     STOCKHOLDERS' EQUITY                                            21,031,506       18,990,510
                                                                    -----------      -----------
                                                                    $21,031,506      $18,991,019
                                                                    -----------      -----------


                                      CONDENSED STATEMENT OF OPERATIONS

                                                                       Year Ended December 31,
                                                                   -----------------------------
                                                                        1997            1996
                                                                   ------------     ------------
          Equity in earnings of the Banks                          $  2,230,171     $  1,922,905
          Other income                                                  152,874            9,000
                                                                   ------------     ------------
               Total noninterest income                               2,383,045     $  1,931,905
          Other expenses                                               (151,503)          (9,000)
                                                                   ------------     ------------
          Income before income taxes                                  2,231,542        1,922,905
          Income tax expense                                              1,104                -
                                                                   ------------     ------------
          Net income                                               $  2,230,438     $  1,922,905
                                                                   ------------     ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===============================================================================

                                      CONDENSED STATEMENT OF CASH FLOWS

                                                                               Years Ended December 31,
                                                                         -------------------------------------
                                                                               1997                1996
                                                                         -----------------    ----------------
 Cash flows from operating activities:
      Net income                                                          $    2,230,438    $      1,922,905
      Adjustments to reconcile to net cash provided by
        operating activities:
        Equity in earnings of the Banks                                       (2,230,171)         (1,922,905)
        Depreciation                                                               4,304                   -
        Changes in:
            Other assets                                                         (85,797)                  -
            Other liabilities                                                       (509)                 509
                                                                         -----------------    ----------------
         Net cash provided by operating activities                        $      (81,735)   $             509
                                                                         -----------------    ----------------

 Cash flows from investing activities:
      Dividends received from the Banks                                          849,287              572,190
      Purchases of premises and equipment                                        (67,419)                   -
      Purchases of investment                                                   (100,000)                   -
                                                                         -----------------    ----------------
         Net cash used by investing activities                                   681,868             572,190
                                                                         -----------------    ----------------

 Cash flows from financing activities:
      Cash dividends paid                                                       (567,055)           (572,190)
                                                                         -----------------    ----------------
         Net cash used for financial activities                                 (567,055)           (572,190)
                                                                         -----------------    ----------------
 Net increase in cash and cash equivalents                                        33,078                 509

 Cash and cash equivalents at beginning of period                                    509                   -
                                                                         =================    ================
 Cash and cash equivalents at end of period                               $       33,587    $            509
                                                                         =================    ================





Certain restrictions exist regarding the ability of the Banks to transfer funds to UCB in the form of cash dividends, loans or advances. The prior approval of the Board of Governors of the Federal Reserve is required, if the total dividends declared in any calendar year will exceed the sum of thr respective net profits, as defined, for the current year, plus retained net profits for the previous two years. As of Decemeber 31, 1997, dividends from BOF and BSS were limited to approximately $2,388,000 and $1,636,000, respectively, under these regulations. Under Virginia law, no dividend may be declared or paid that would impair a Virginia chartered bank's paid-in-capital.

NOTE 17-STOCK COMPENSATION PLANS

At December 31, 1997, the Company has fixed stock compensation plans for certain key employees. The Company applies Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its plans. Accordingly, no compensation cost was recognized for these plans against earnings. For those companies applying APB 25, FASB Statement No. 123. ACCOUNTING FOR STOCK-BASED COMPENSATION, requires certain proforma disclosures of net income and earnings per share. Net income and earnings per share computed under FASB Statement No. 123 do not materially differ from the amounts reported.

All options have ten year terms, vest and become fully exercisable in six months. The option price equals or exceeds the market price of the stock as of the date the option was granted. The following is a summary of the Company's stock option plan activity, and related information for the years ended December 31, 1997 and 1996.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===============================================================================


                                                              1997                              1996
                                                -------------------------------    ------------------------------
                                                               Weighted Average                  Weighted Average
                                                 Options        Exercise Price       Options      Exercise Price
                                                -----------    ----------------    -----------   ----------------

     Outstanding - Beginning of year                      -      $           -               -     $           -
     Granted                                         31,667              10.33               -                 -
     Exercised                                            -                  -               -                 -
     Forfeited                                            -                  -               -                 -
                                                -----------    ---------------     -----------     -------------
     Outstanding - End of year                       31,667      $       10.33               -      $          -
                                                ===========    ===============     ===========     =============
     Exercisable - End of year                        1,167      $       10.33               -      $          -
                                                ===========    ===============     ===========     =============



NOTE 18 - SUBSEQUENT EVENT

On January 24, 1998, the declaration date, the Board of Directors approved the payment of a semi-annual cash divident of $.17 per share for shareholders of record on February 27, 2998. The dividend, totaling $310,966, is payable on March 31, 1998.

===============================================================================

                                  UNITED COMMUNITY BANKSHARES, INC.
                                     CONSOLIDATED BALANCE SHEET
                                           (In thousands)

                                                                 (Unaudited)            (Audited)
                                                                September 30,          December 31,
                                                                     1998                  1997
                                                              ----------------        -------------
ASSETS:
     Cash and cash equivalents:
         Cash and due from banks                                        $ 4,785               $ 6,362
         Federal funds sold                                               3,630                10,814
                                                                     -----------           -----------
               Total cash and cash equivalents                            8,415                17,176
     Investment securities:
         Securities available for sale                                   45,220                41,856
         Securities held to maturity (market value of
             $7,662 and $9,772, respectively)                             7,505                 9,708
                                                                     -----------           -----------
               Total investment securities                               52,725                51,564
     Loans, net                                                          88,828                81,449
     Interest receivable                                                  1,978                 1,663
     Property and equipment, net                                          2,420                 1,923
     Intangibles, net                                                       630                   668
     Other assets                                                         1,553                 1,509
                                                                     -----------           -----------
         Total assets                                                 $ 156,549             $ 155,952
                                                                     ===========           ===========
LIABILITIES:
     Deposits:
         Noninterest-bearing                                           $ 18,631              $ 20,828
         Interest-bearing                                               111,394               112,677
                                                                     -----------            ----------
               Total deposits                                           130,025               133,505
     Federal funds purchased and securities sold under
         agreement to repurchase                                          2,689                   309
     Accrued interest                                                       489                   426
     Deferred compensation                                                  123                   123
     Other liabilities                                                      874                   558
                                                                      ----------            ----------
         Total liabilities                                              134,200               134,921
STOCKHOLDERS' EQUITY:
     Common stock                                                         1,829                 1,829
     Additional paid-in capital                                           3,059                 3,059
     Retained earnings                                                   16,386                15,413
     Net unrealized gains on securities available for sale
         (net of income taxes)                                            1,075                   730
                                                                     -----------            ----------
     Total stockholders' equity                                          22,349                21,031
                                                                   -------------            ----------
         Total liabilities & stockholder's equity                     $ 156,549             $ 155,952
                                                                   -------------            ----------

                        UNITED COMMUNITY BANKSHARES, INC.
                        Consolidated Statement of Income
                      (In thousands, except per share data)
                               (Unaudited)


                                                          3 Months Ended                         9 Months Ended
                                                           September 30,                          September 30,
                                                           -------------                          -------------
                                                      1998              1997                 1998              1997
                                                      ----              ----                 ----              ----

Interest income:
     Interest and fees on loans                      $ 2,050           $ 1,971              $ 5,861           $ 5,603
     Interest on investment securities:
         Taxable                                         502               503                1,477             1,642
         Nontaxable                                      250               231                  736               694
     Interest on federal funds sold                       42                29                  285               124
                                                       -----             -----                -----             -----
         Total interest income                         2,844             2,734                8,359             8,063
Interest expense:
     Interest on deposits                              1,240             1,204                3,692             3,532
     Interest on federal funds purchased
         and repurchase agreements                        22                26                   31                50
                                                       -----             -----                -----             -----
         Total interest expense                        1,262             1,230                3,723             3,582
                                                       -----             -----                -----             -----
         Net interest income                           1,582             1,504                4,636             4,481
Provision for loan losses                                  9                36                   62                87
                                                       -----             -----                -----             -----
Net interest income after provision
      for loan losses                                  1,573             1,468                4,574             4,394
Noninterest income:
     Gain (loss) on sale of securities                     1                 -                    1                 6
     Service charges on deposit accounts                 193               173                  551               496
     Other fee income                                     35                36                   99                92
     Other                                                12                35                   49                39
                                                        ----               ---                  ---               ---
         Total other income                              241               244                  700               633
Noninterest expenses:
     Salaries and employee benefits                      568               504                1,671             1,597
     Equipment                                            72                60                  232               179
     FDIC insurance                                        3                 4                   12                10
     Occupancy                                            80                67                  198               208
     Professional fees                                    22                55                  133               104
     Franchise, state and local taxes                     37                31                  107                94
     Postage                                              35                24                   92                83
     Other                                               266               197                  683               618
                                                       -----               ---                  ---               ---
         Total other expenses                          1,083               942                3,128             2,893
                                                       -----               ---                -----             -----

Income before income taxes                               731               770                2,146             2,134

Provision for income taxes                               185               221                  533               547
                                                       -----             -----              -------           -------
Net income                                            $  546            $  549               $1,613            $1,587
                                                      =======           =======            ========           =======
Basic net income per share                            $ 0.30            $ 0.30               $ 0.88            $ 0.87
Diluted net income per share                          $ 0.30            $ 0.30               $ 0.87            $ 0.87

                                          UNITED COMMUNITY BANKSHARES, INC.
                                         Consolidated Statement of Cash Flows
                                                    (In thousands)
                                                     (Unaudited)

                                                                                      9 Months Ended September 30,
                                                                                  --------------------------------------
                                                                                       1998                  1997
                                                                                  ---------------       ---------------
Operating activities:
     Net income                                                                          $ 1,613               $ 1,587
     Adjustments to reconcile to net cash provided by operating activities:
         Provision for loan losses                                                            62                    87
         Gain on sale of investment securities                                                (1)                   (6)
         Depreciation and amortization                                                       209                   186
         Amortization of investment securities premiums, net of discounts                      6                    (4)
         Gain on sale of property and equipment                                               (3)                    -
         Changes in:
            Interest receivable                                                             (315)                 (221)
            Interest payable                                                                  63                   119
            Other assets                                                                     (45)                 (190)
            Other liabilities                                                                138                    97
                                                                                  ---------------       ---------------
         Net cash provided by operating activities                                         1,727                 1,655

Investing activities:
     Proceeds from maturities and sales of available-for-sale securities                   7,827                 7,774
     Purchases of available-for-sale securities                                          (10,672)               (4,462)
     Maturities of held-to-maturity securities                                             2,582                   702
     Purchases of held-to-maturity securities                                               (381)                 (428)
     Loan originations, net of principal repayments                                       (7,441)               (6,482)
     Purchases of premises and equipment                                                    (667)                  (88)
     Proceeds from sales of property and equipment                                             3                     -
                                                                                  ---------------       ---------------
         Net cash used by investing activities                                            (8,749)               (2,984)

Financing activities:
     Net increase (decrease) in short-term borrowings                                      2,380                 1,691
     Cash dividends paid                                                                    (640)                 (567)
     Net decrease in noninterest bearing deposits                                         (2,196)               (1,016)
     Net decrease in interest bearing deposits                                            (1,283)                 (561)
                                                                                  ---------------       ---------------
         Net cash used by financing activities                                            (1,739)                 (453)

DECREASE IN CASH AND CASH EQUIVALENTS                                                     (8,761)               (1,782)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                            17,176                11,153
                                                                                  ---------------       ---------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                               $ 8,415               $ 9,371
                                                                                  ===============       ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid for:
         Interest on deposits and other borrowings                                       $ 3,648               $ 3,463
         Income taxes                                                                    $   688               $   685


                        UNITED COMMUNITY BANKSHARES, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         PERIOD ENDED SEPTEMBER 30, 1998
                                 (In thousands)
                                   (Unaudited)

                                                                                    Accumulated
                                                       ----------------------------------------------------------------------------
                                                                                       Other                       Additional
                                                          Comprehensive    Retained Comprehensive   Common          Paid-In
                                                 Total        Income       Earnings   Income         Stock          Capital
                                                 -----        ------       --------   ------         -----          -------
BALANCE - JANUARY 1, 1998                       $21,031                    $15,413     $ 730        $ 1,829         $ 3,059
Comprehensive income
     Net income                                   1,613         1,613        1,613
     Other comprehensive income, net of tax
        Unrealized gains on securities available    345           345                    345
           for sale, net of reclassification
           adjustment (see disclosure)
     Other comprehensive income                                   345
                                                              -------
Comprehensive income                                          $ 1,958
                                                              =======
Dividends declared on common stock                 (640)                      (640)
                                                -------                    -------   -------        -------         -------
BALANCE - SEPTEMBER 30, 1998                    $22,349                    $16,386   $ 1,075        $ 1,829         $ 3,059
                                                =======                    =======   =======        =======         =======
Disclosure of reclassification amount:

Unrealized holding gains during period                                       $ 523
Less:  reclassification adjustment for
 ains included in net income                                                  (178)
                                                                             ------
Net unrealized gains on securities                                           $ 345
                                                                             ------


                        UNITED COMMUNITY BANKSHARES, INC.
                    Notes to Consolidated Financial Statements


NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB and, therefore, do not include all of the disclosures and notes required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the nine-month periods ended September 30, 1998 and 1997 are not necessarily indicative of the results that may be expected for the entire year or any interim periods.

The accompanying unaudited consolidated financial statements include the accounts of United Community Bankshares, Inc. ("UCB" or "the Company") and its wholly-owned subsidiaries, The Bank of Franklin ("BOF"), The Bank of Sussex and Surry ("BSS"), and their wholly-owned subsidiaries, The Bank of Franklin Service Corporation and BSS Service Corporation, respectively. All significant intercompany accounts and transactions have been eliminated.

BOF and BSS commenced operations in 1971 and 1902, respectively. The Bank of Franklin Service Corporation and BSS Service Corporation were organized in 1997 and 1994, respectively, to facilitate investment in financial related services.


NOTE B - EARNINGS PER SHARE

Basic earnings per share, for the periods ended September 30, 1998 and 1997, are calculated by dividing net income by the average number of common shares outstanding of 1,829,209 shares.

Diluted earnings per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. In accordance with the requirements of adopted FASB Statement No. 128, Earnings per Share, all prior period EPS data has been restated to reflect the change in accounting requirements. Diluted earnings per share are calculated by dividing net income by the diluted average shares outstanding. For the third quarters of 1998 and 1997, the average diluted shares outstanding was 1,842,423 and 1,829,209, respectively. For the nine-month periods ended September 30, 1998 and 1997, the average diluted shares outstanding was 1,844,712 and 1,829,209, respectively.

         (b)      Pro Forma Financial Information.


Pro Forma Combined Balance Sheet

         The following unaudited pro forma combined balance sheet combines the consolidated historical balance sheets of the Company and UCB on the assumption that the Merger had been effective as of September 30, 1998, giving effect to the Merger on a pooling of interests accounting basis. This unaudited pro forma combined balance sheet should be read in conjunction with the consolidated historical financial statements of both the Company and UCB, including the respective notes thereto, included in the Registration Statement.

                            ATLANTIC FINANCIAL CORP.
                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF September 30, 1998
                             (Dollars in Thousands)

                                                                                                PRO FORMA           PRO FORMA
ASSETS                                                      MACB               UCB             ADJUSTMENTS          COMBINED
----------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                          $5,760             $4,785                                $10,545
Investment securities:
      Available for sale                                         30,755             45,220                                 75,975
      Held to maturity                                            8,694              7,505                                 16,199
Federal funds sold                                               10,111              3,630                                 13,741
Loans, net                                                      118,156             88,828                                206,984
Bank premises and equipment, net                                  8,410              2,420                                 10,830
Other real estate owned                                             374                148                                    522
Accrued interest receivable                                       1,352              1,978                                  3,330
Other assets                                                      2,068              2,035                                  4,103
                                                      ----------------------------------------------------------------------------
                                                               $185,680           $156,549                   $0          $342,229
                                                      ============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
      Noninterest-bearing                                       $25,864            $18,631                                $44,495
      Interest-bearing                                          137,357            111,394                                248,751
                                                      ----------------------------------------------------------------------------
           Total deposits                                       163,221            130,025                                293,246
Short-term borrowings                                               286              2,689                                  2,975
Long-term debt                                                       49                  0                                     49
Accrued interest payable                                            590                489                                  1,079
Other liabilities                                                   443                997                                  1,440
                                                      ----------------------------------------------------------------------------
           Total liabilities                                    164,589            134,200                                298,789
                                                      ----------------------------------------------------------------------------

Stockholders' Equity
      Common stock                                               10,995              1,829                8,003            20,827
      Surplus                                                     4,026              3,059               (7,085)                0
      Retained Earnings                                           5,857             16,386                 (918)           21,325
      Accumulated other comprehensive
        income, net                                                 213              1,075                                  1,288
                                                      ----------------------------------------------------------------------------
                                                                 21,091             22,349                    0            43,440
                                                      ----------------------------------------------------------------------------
                                                               $185,680           $156,549                   $0          $342,229
                                                      ============================================================================

See Notes to Pro Forma Combined Financial Information.

Pro Forma Combined Statement of Income

         The following unaudited pro forma combined statement of income for the nine months ended September 30, 1998 presents the combined statement of income of the Company and UCB assuming that the Company and UCB were combined at the beginning of that period presented on a pooling of interests accounting basis. This unaudited pro forma combined statement of income should be read in conjunction with the consolidated historical financial statements of both the Company and UCB, including the respective notes thereto, included in the Registration Statement.

                            ATLANTIC FINANCIAL CORP.
                     PRO FORMA COMBINED STATEMENT OF INCOME
                      Nine Months Ended September 30, 1998
                             (Dollars in thousands)

                                                                                                    PRO FORMA          PRO FORMA
                                                                    MACB             UCB           ADJUSTMENTS          COMBINED
------------------------------------------------------------------------------------------------------------------------------------
Interest income:
Interest and fees on loans                                              $8,861          $5,861        $ - -                  $14,722
Interest on investment securities:
        Taxable                                                          1,597           1,477         - -                     3,074
        Tax exempt                                                         205             736         - -                       941
Interest on federal funds sold                                             426             285         - -                       711
                                                               ---------------------------------------------------------------------
           Total interest income                                        11,089           8,359         - -                    19,448
                                                               ---------------------------------------------------------------------

Interest expense:
      Interest on deposits                                               4,674           3,692         - -                     8,366
      Interest on long-term debt                                             1            - -          - -                         1
      Interest on short-term borrowings                                      7              31         - -                        38
                                                               ---------------------------------------------------------------------
            Total interest expense                                       4,682           3,723         - -                     8,405
                                                               ---------------------------------------------------------------------

            Net interest income                                          6,407           4,636         - -                    11,043

Provision for loan losses                                                  313              62         - -                       375
                                                               ---------------------------------------------------------------------
            Net interest income after provision
               for loan losses                                           6,094           4,574         - -                    10,668

Non-interest income:
      Service charges and fees                                             567             551         - -                     1,118
      Gain (loss) on sale of securities                                      1               1         - -                         2
      Other                                                                233             148         - -                       381
                                                               ---------------------------------------------------------------------
            Total other income                                             801             700         - -                     1,501
                                                               ---------------------------------------------------------------------

Non-interest expenses:
      Salaries and employee benefits                                     2,464           1,671         - -                     4,135
      Occupancy expense                                                    441             198         - -                       639
      Equipment                                                            644             232         - -                       876
      Other operating expense                                            1,284           1,027         - -                     2,311
                                                               ---------------------------------------------------------------------
            Total other expense                                          4,833           3,128         - -                     7,961
                                                               ---------------------------------------------------------------------

             Income before income taxes                                  2,062           2,146         - -                     4,208

Income taxes                                                               658             533         - -                     1,191
                                                               ---------------------------------------------------------------------
             Net income                                                 $1,404          $1,613        $ - -                   $3,017
                                                               =====================================================================

Per Share Data:
      Net income,basic                                                   $0.64           $0.88                                 $0.72
      Net income, diluted                                                $0.61           $0.87                                 $0.71
      Cash dividends                                                     $0.00           $0.35                                 $0.00
      Basic weighted average shares outstanding                      2,195,238       1,829,209                             4,161,638
      Diluted weighted average shares outstanding                    2,293,123       1,844,712                             4,276,188

See Notes to Pro Forma Combined Financial Information.

                Notes to Pro Forma Combined Financial Information

(1) The pro forma combined information presented is not necessarily indicative of the results of operations or the financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

(2) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis and, accordingly, the related pro forma adjustments have been calculated using the exchange ratio, whereby the Company will issue 1.075 shares of Company Common Stock for each share of UCB Common stock.

(3) Per share data has been computed based on the combined historical income applicable to common shareholders of the Company and UCB using the historical weighted average shares outstanding, adjusted to equivalent shares of Company Common Stock, of the Company and UCB, adjusted after the exchange as of the earliest periods presented.

(4) Information was appropriately adjusted to reflect the Merger for (i) the issuance of shares of Company Common Stock and (ii) the elimination of surplus to reflect this issuance of Company Common Stock with a $5.00 par value.

         (c)      Exhibits.

                  Exhibit No.               Description

                  2.1 Agreement and Plan of Reorganization between Mid-Atlantic Community BankGroup, Inc. and United Community Bankshares, Inc., dated as of July 8, 1998, filed as Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-62997), dated September 4, 1998, incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ATLANTIC FINANCIAL CORP.



Dated:  February 12, 1999                    By: /s/ Kenneth E. Smith
                                                 -------------------------------
                                                 Kenneth E. Smith
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                INDEX TO EXHIBITS


No.                                      Description

2.1 Agreement and Plan of Reorganization between Mid-Atlantic Community BankGroup, Inc. and United Community Bankshares, Inc., dated as of July 8, 1998, filed as Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-62997), dated September 4, 1998, incorporated herein by reference.